UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 12, 2002
                                                  -------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
          (Exact Name of the registrant as specified in its charter)
                   (on behalf of the Providian Master Trust
                   formerly the First Deposit Master Trust)

                                  33-59922
                                  33-84844
                                  33-99462
                                 333-22131
                                 333-55817
                                 333-39856
United States                    000-22305                22-2382028
-------------                    ---------                ----------
(State or other             (Commission File              I.R.S. Employer
Jurisdiction of             Number)                       Identification No.)
Incorporation)

                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                            ----------------------
                   (Address of principal executive offices)

Registrant's telephone number, including area code:  (302) 575-5000.

Item 5. Other Events.
--------------------

         Effective June 12, 2002, Deutsche Bank Trust Company Delaware and Deutsche Bank Trust Company Americas have resigned from their respective positions as Trustee, Indenture Trustee, Paying Agent, Transfer Agent, Registrar and Note Registrar for the Providian Master Trust, the Mission Street Funding LLC and the Providian Secured Note Trust 2000-2, as applicable. The Mission Street Funding LLC, the Providian Secured Note Trust and the Transferor of the Providian Master Trust have accepted such resignation and appointed The Bank of New York as successor Trustee and Indenture Trustee and The Bank of New York has accepted such appointment. Effective as of the date of the succession, The Bank of New York has appointed JPMorgan Chase Bank as successor Paying Agent, Transfer Agent, Registrar and Note Registrar, as applicable and JPMorgan Chase Bank has accepted such appointment.

         Effective June 12, 2002, The Bank of New York has resigned as Paying Agent and Note Registrar for the Providian Secured Note Trust 2000-3 and the Issuer has accepted such resignation and appointed JPMorgan Chase Bank as successor Paying Agent and Note Registrar and such appointment has been accepted.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHASE MANHATTAN BANK USA,
                                    NATIONAL ASSOCIATION



                                    By: /s/ Patricia Garvey
                                        _____________________
                                    Name:   Patricia Garvey
                                    Title:  Vice President

Date: July 19, 2002